UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2011

Marathon Oil Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2011, the Board of Directors of Marathon Oil Corporation, acting upon the recommendation of its Corporate Governance and Nominating Committee, amended Article IV, Sections 4.1, 4.2 and 4.3 of the Company’s By-laws to provide for the issuance of shares of capital stock of the Company to be in uncertificated form only and will not be represented by certificates, except to the extent as may be required by law or as may otherwise be authorized by the Secretary or an assistant secretary of the Company.  This amendment is prospective only, such that any certificated shares issued and outstanding on February 23, 2011 will not be uncertificated until the actual certificate is surrendered to the Company.  In addition, Article II, Section 2.12(b) and Article V, Section 5.7(a) of the Company By-laws were also amended to provide for the right to indemnification and advancement of expenses to be the equivalent of a contractual right.  The foregoing is merely a summary of the Amended and Restated By-laws, and the amendments to Sections 2.12(b), 4.1, 4.2, 4.3 and 5.7(a) of the Company’s By-laws are attached hereto as Exhibit 3.1 and incorporated herein by reference.

9.01. Financial Statements and Exhibits

3.1           Amendment to By-laws of Marathon Oil Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011		MARATHON OIL CORPORATION

	By:	/s/ Michael K. Stewart
Michael K. Stewart
Vice President, Accounting and Controller

Exhibit Index

3.1           Amendment to By-laws of Marathon Oil Corporation.